Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-202124 on Form S-1 of our report dated April 3, 2015 relating to the consolidated financial statements of Arcadia Biosciences, Inc. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
April 3, 2015